UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 10, 2009

GENESIS CAPITAL CORPORATION OF NEVADA
(Exact name of registrant as specified in its charter)

Nevada	000-27831	91-1947658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One N.E. First Avenue, Suite 306, Ocala, Florida	34470
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

The statements contained in this report that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this report.  While it is not possible to identify all factors, management continues to face many risks and uncertainties including, but not limited to, the ability of the Company or a target entity to meet the requirements to close any potential acquisition, the results of operations and profitability of the Company following the acquisition of a new business venture, the acceptance in the market of the products or services offered by the Company following an acquisition.  Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results could differ materially from those expected.  The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

The Merger

Genesis Capital Corporation of Nevada, a Nevada corporation (the “Company”), Genesis Capital Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Mateo Mining Corp., a Delaware corporation (“Mateo”), Christopher Astrom,  Richard Astrom, Mark D. Klok, Rock Consulting LLC, Manuel Rendon, Alex DeRoberts and Hidalgo Mining Corporation entered into an Agreement and Plan of Merger (the “Merger Agreement”) on July 21, 2009 pursuant to which Merger Sub agreed to merge with and into Mateo, with Mateo being the surviving corporation.  Messrs. Christopher and Richard Astrom, who are son and father, prior to the merger own collectively all of the Company’s capital stock.  Messrs. Klok, Rendon, DeRoberts, Rock Consulting and Hidalgo Mining own collectively all of the Mateo’s capital stock.  The Merger Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the merger transaction (the “Merger”) and the other transactions contemplated by the Merger Agreement. The discussion of the Merger Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

In connection with the Merger each issued and outstanding share of Mateo common stock (“Mateo Common Stock”) will be converted into the right to receive 100,000 shares of the Company’s common stock (“Exchange Ratio”).  In addition, Company’s outstanding Class A and Class B Preferred Stock shall be cancelled and the holders thereof shall receive at closing of the Merger (“Closing”) collectively $400,000.

The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, stock dividend, reorganization, recapitalization, reclassification, combination or other like change with respect to the capital stock of the Company or Mateo occurring on or after the date of the Merger Agreement and prior to the Closing.

Concurrent with the Closing, the Company will conduct a private placement of convertible promissory notes for gross proceeds of up to $4,000,000.  As a condition to the Merger, the Company shall raise a minimum of at least $400,000.

As of the date of this Report, the Company has issued and outstanding the following securities: (i)10,048 shares of common stock, (ii) 5,000,000 shares of Series A Preferred Stock and (iii) 5,000,000 shares of Series B Preferred Stock.

Assuming no stockholder of Mateo elects dissenters' rights and that the capitalization of either company does not change prior to the Closing, the stockholders of Mateo in the aggregate will be issued, at the Closing, 100 million shares of the Company’s common stock in exchange for all the outstanding shares of Mateo capital stock.  Immediately following the Merger but subject to any shares issued prior to the Closing, the Company will have 100,010,048 shares of common stock issued and outstanding and the original stockholders of the Company will own less than 1% of that amount.

The issuance of the shares of Common Stock to the Mateo stockholders in the Merger will be made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated thereunder. As such, the shares of the Company’s common stock may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (“Commission”) or with any state securities commission with respect to the Merger.

Effective at Closing, the Company’s board of directors shall have appointed: (i) Lee Rice as the Company’s Chief Executive Officer and President, and (ii) Mr. Rice, Robert Barry Howie, Steve Gorin, Mitch Tannenbaum, Larry Rentz, William Tehan, Robert Edwards, William Lamarque, Lochlann Toolin, and Mark D. Klok to the Company’s board of directors.

The Company and Mateo have each agreed to continue to operate their business in the ordinary course prior to the Merger.  Under the Merger Agreement, each of the Company and Mateo has agreed to do certain things, some of which are conditions to the Merger transaction.  Each party is obligated to: (a) obtain all necessary approvals for various aspects of the transaction, (b) give the other access to the records and personnel to complete due diligence review, and (c) proceed expeditiously to undertake all actions so as to be able to consummate the Merger.  Consummation of the Merger is also contingent upon: (i) the approval of Mateo’s stockholders, (ii) continued quotation of the Company’s common stock on the Over-the-Counter Bulletin Board,  (iii) raising a minimum of $400,000 in the private offering described above, and (iv) the Merger closing within 90 days of execution of the Merger Agreement.

The respective Boards of Directors of the Company and Mateo have approved the Merger Agreement and the transactions contemplated thereunder. The Merger Agreement and the transactions contemplated thereunder require the approval of Mateo’s stockholders before the Merger can be consummated. The parties expect the closing of the transactions under the Merger Agreement to occur upon the completion of all conditions precedent.  However, there can be no assurances that the Merger will be completed by that time, or ever.

Business of the Company

The Company is currently a shell company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Business of Mateo

Mateo, formed on June 29, 2009, is currently a privately-held development stage company that recently acquired from Hidalgo Mining International, Inc. (“Hidalgo”) the rights to a joint venture agreement, as amended, between Castle Peak Mining Ltd. (“Castle”) and Hidalgo, which rights include: (i) a grant by Castle of certain rights to mine and excavate up to 1,000,000 ounces of alluvial gold from certain properties located in Ghana (“Properties”); and (ii) a right of first refusal to conduct alluvial mining on any Property beyond 1,000,000 ounces of gold in the event Castle declines to conduct drilling or mining on such Property.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger by and between Genesis Capital Corporation of Nevada, Genesis Capital Acquisition Corp., Mateo Mining Corp., Christopher Astrom,  Richard Astrom, Mark D. Klok, Rock Consulting LLC, Manuel Rendon, Alex DeRoberts and Hidalgo Mining Corporation dated July 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  August 11, 2009

Genesis Capital Corporation of Nevada

By: /s/ Richard Astrom
Name:  Richard Astrom
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger by and between Genesis Capital Corporation of Nevada, Genesis Capital Acquisition Corp., Mateo Mining Corp., Christopher Astrom,  Richard Astrom, Mark D. Klok, Rock Consulting LLC, Manuel Rendon, Alex DeRoberts and Hidalgo Mining Corporation dated July 21, 2009.